UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2009

Beverly National Corporation

(Exact name of registrant as specified in charter)

Massachusetts	33-22224-B	04-2832201
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

240 Cabot Street, Beverly, Massachusetts	01915
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: (978) 922-2100

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 C.F.R. 230.425)

☐	Soliciting material pursuant to Rule 14a-2 under the Exchange Act (17 C.F.R. 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 C.F.R. 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. 240.13e-4(c))

Form 8-K, Current Report

Beverly National Corporation

Section 8. Other Events

Item 8.01. Other Events.

The Corporation’s Annual Meeting of Shareholders was held at the Danvers office of Beverly National Bank, Danvers, Massachusetts, on the 28th day of May, 2009 at 9:00 a.m. At the Meeting, the following matters were submitted to a vote with the results as follows:

1. The proposal to fix the number of directors at twelve (12) who shall constitute the full Board of Directors was approved by the requisite majority vote of shareholders. The votes for fixing the number of directors were as follows:

“FOR APPROVAL”	“AGAINST APPROVAL”	“ABSTAIN”
1,960,216	24,126	232,054
Number of Shares	Number of Shares	Number of Shares

2. All of the four (4) nominees for director received in excess of the requisite plurality of the votes cast at the meeting and were elected and qualified. The votes cast “FOR” and “WITH-HOLD” on the proposal to elect each of the following four (4) Directors of the Company, who, together with the Directors whose terms of office do not expire at the Annual Meeting, will constitute the full Board of Directors and will serve for a term of three (3) years were as follows:

	“FOR APPROVAL”	“WITH-HOLD”
John N. Fisher	2,180,930	35,466
	Number of Shares	Number of Shares

Alice B. Griffin	2,155,807	60,589
	Number of Shares	Number of Shares

Robert W. Luscinski	2,161,369	55,027
	Number of Shares	Number of Shares

Pamela C. Scott	2,184,293	32,103
	Number of Shares	Number of Shares

3. The proposal to approve amendment to the Company’s Articles of Organization to eliminate preemptive rights was not approved because the votes for such amendment did not meet the amount necessary to approve such amendment, which is the affirmative vote of at least two-thirds of the outstanding shares entitled to vote. The votes cast “FOR”, “AGAINST” and “ABSTAIN” on the proposal to approve amendment to the Company’s Articles of Organization to eliminate preemptive rights were as follows:

“FOR APPROVAL”	“AGAINST APPROVAL”	“ABSTAIN”
1,123,973	398,643	238,794
Number of Shares	Number of Shares	Number of Shares

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Dated: May 28, 2009	BEVERLY NATIONAL CORPORATION

	By:	/s/ Donat A. Fournier
Donat A. Fournier,
President and Chief Executive Officer

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